Exhibit 99.1

Enfusion Appoints Brad Herring as New Chief Financial Officer

Veteran public company CFO brings successful FinTech, SaaS, and growth stage company experience

December 19, 2022

NEW YORK & LONDON & HONG KONG--(BUSINESSWIRE)--Enfusion, Inc. ("Enfusion") (NYSE: ENFN), a leading provider of cloud-native SaaS solutions for investment managers, today announced the appointment of Brad Herring as Chief Financial Officer.

“We are pleased to have Mr. Herring join Enfusion’s leadership team,” said Oleg Movchan, Interim Chief Executive Officer at Enfusion. “He brings a significant and successful track record as a public company CFO along with deep operational, control, compliance, and capital markets experience. We look forward to learning from him as we take Enfusion through the next phase of our growth.”

Mr. Herring is an accomplished executive with a history of financial success and operational excellence at both public and private companies. Most recently, he served as CFO for Shift4 Payments, a NYSE-listed payment processing and SAAS company, where he led financial elements of a $450 million IPO as well as additional capital transactions that supported Shift4’s rapid growth. Prior to Shift4, he served as CFO for Elavon, a credit card transactions processor subsidiary of U.S. Bancorp, and also served as the CFO for Fiserv’s $900M Digital Banking Group.

“This is an exciting time to join the fintech space and I’m eager to apply my experiences as Enfusion continues down its growth trajectory," commented Mr. Herring. "I look forward to working with this strong executive team to position Enfusion as the best-in-class software and services provider for investment managers.”

Mr. Herring joins Enfusion’s current executive team which includes Oleg Movchan, Interim CEO; Dan Groman, Chief Technology Officer; Steven Bachert, Chief Revenue Officer; Bronwen Bastone, Chief People Officer; and Lorelei Skillman, Chief Marketing and Communications Officer.

About Enfusion

Enfusion's investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with over 800 investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including expectations regarding future financial performance. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “could,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, such as those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 that was filed with the SEC on August 10, 2022, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 that was filed with the SEC on November 10, 2022. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Enfusion, Inc.

Source Code: ENFN-IR

ENFN-CORP

Contacts

Media

Prosek Partners
pro-enfusion@prosek.com

Investors

Ignatius Njoku

investors@enfusion.com